      As filed with the Securities and Exchange Commission on May 16, 2000
                                                      Registration No. 333-87397
================================================================================






                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                  FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        SECURITY FINANCIAL BANCORP, INC.
             (exact name of registrant as specified in its charter)




         DELAWARE                     6035                         35-2085053
(State or Other Jurisdic-      (Primary Standard                 (IRS Employer
tion of Incorporation      Industrial Classification             Identification
or Organization)                Code Number)                         No.)

                               9321 Wicker Avenue
                             St. John, Indiana 46373
                                 (219) 365-4344
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 John P. Hyland
                 President, Chief Executive Officer and Director
                         Security Financial Bancorp, Inc.
                               9321 Wicker Avenue
                            St. John, Indiana 46373
                                (219) 365-4344
           (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                                 Copies to:
                         Paul M. Aguggia, Esquire
                         Lori M. Beresford, Esquire
                       Muldoon, Murphy & Faucette LLP
                         5101 Wisconsin Avenue, N.W.
                           Washington, D.C. 20016
                               (202) 362-0840












                Sale to the Public concluded January 5, 2000

================================================================================



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      This  Post-Effective   Amendment  No.  1  is  filed  for  the  purpose  of
deregistering  838,790  shares of the $.01 par value  common  stock (the "Common
Stock")  of  Security  Financial  Bancorp,   Inc.  (the  "Company")   heretofore
registered and offered pursuant to the terms of the Prospectus dated November 10, 1999 (the "Prospectus"). The remaining 1,938,460 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Direct Community Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in St. John, Indiana, on May 16, 2000.

Security Financial Bancorp, Inc.


By:
      /s/ John P. Hyland
      ---------------------------
      John P. Hyland
      President, Chief Executive Officer
      and Director
      (duly authorized representative)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                        Title                             Date


/s/ John P. Hyland              President, Chief Executive        May  16, 2000
----------------------------    Officer and Director
John P. Hyland                  (principal executive
                                officer)


/s/ James H. Foglesong          Executive Vice President          May  16, 2000
----------------------------    and Chief Financial Officer
James H. Foglesong              (principal accounting and
                                financial officer)


        *                       Chairman of the Board
----------------------------
Mary Beth Bonaventura


        *                       Vice Chairman of the Board
----------------------------    and Corporate Secretary
Lawrence R. Parducci


        *                       Director
----------------------------
Howard O. Cyrus, Sr.


        *                       Director
----------------------------
Dr. Peter Ferrini

        *                       Director
----------------------------
Tula Kavadias

        *                       Director
----------------------------
Philip T. Rueth

        *                       Director
----------------------------
Robert L. Lauer

        *                       Director
----------------------------
Robert A. Vellutini




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--------------------
*Pursuant to a Power of Attorney  dated  September 20, 1999 and filed as Exhibit
24.1 to the Registration Statement on Form SB-2 of Security Financial Bancorp, Inc. on September 20, 1999.

/s/ John P. Hyland              President, Chief Executive         May 16, 2000
----------------------------    officer and Director
John P. Hyland